Exhibit 99.9

EXECUTION VERSION

ROLLOVER AGREEMENT

This ROLLOVER AGREEMENT (this “Agreement”) is made and entered into as of October 5, 2021 by and among Unicorn II Holdings Limited, an exempted company incorporated with limited liability under the laws of the Cayman Islands (“HoldCo”), HMJ Holdings III Limited, an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Rollover Vehicle”), and certain shareholders of New Frontier Health Corporation, an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Company”), listed on Schedule A hereto (each, a “Shareholder” and collectively, the “Shareholders”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Merger Agreement (as defined below).

WHEREAS, on August 4, 2021, HoldCo, Unicorn II Parent Limited, an exempted company incorporated with limited liability under the laws of the Cayman Islands and a wholly-owned subsidiary of HoldCo (“Parent”), Unicorn II Merger Sub Limited, an exempted company incorporated with limited liability under the laws of the Cayman Islands and a wholly-owned subsidiary of Parent (“Merger Sub”), and the Company executed an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Merger Sub will be merged with and into the Company (the “Merger”) with the Company surviving the Merger and becoming a wholly owned Subsidiary of Parent;

WHEREAS, as of the date of this Agreement, each Shareholder is the Beneficial Owner (as defined below) of the Rollover Shares (as defined below) set forth opposite such Shareholder’s name on Schedule A hereto; and

WHEREAS, as a condition and inducement to the willingness of the Shareholders solely in their capacity as Beneficial Owners of the Rollover Shares to enter into this Agreement, HoldCo has agreed, upon the terms and subject to the conditions set forth herein, to enter into this Agreement and abide by its covenants and obligations set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS AND INTERPRETATIONS

Section 1.1      Defined Terms. The following terms, as used in this Agreement, shall have the meanings set forth below.

(a)          “Affiliates” of a specified person means a person who, directly or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such specified person. For the avoidance of doubt, an “Affiliate” of the Buyer Consortium shall include a person jointly Controlled, whether directly or indirectly through one or more intermediaries, by the Buyer Consortium as a whole.

(b)          “Arbitrator” has the meaning ascribed to it in Section 5.2(b).

(c)          “Bankruptcy and Equity Exception” has the meaning ascribed to it in Section 3.1(a).

(d)          “Beneficial Ownership” by a person of any security includes ownership by any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise (whether or not in writing), has or shares: (i) voting power which includes the power to vote, or to direct the voting of, such security; and/or (ii) investment power which includes the power to dispose, or to direct the disposition, of such security; and shall otherwise be interpreted in accordance with the term “beneficial ownership” as defined in Rule 13d-3 under the Exchange Act; provided that, without duplicative counting of the same securities by the same holder, securities Beneficially Owned by a person will include securities Beneficially Owned by any Affiliates of such person which are Controlled by such person, but no Beneficial Ownership of securities shall be attributed to securities Beneficially Owned by any other person(s) solely by virtue of the fact that such first person may be deemed to constitute a “group” within the meaning of Section 13(d) of the Exchange Act with such other person(s). The terms “Beneficially Owned” and “Beneficial Owner” shall have correlative meanings.

(e)          “Buyer Consortium” means, collectively, the parties to the Consortium Agreement.

(f)           “Consortium Agreement” means that Consortium Agreement, dated February 9, 2021, by and among the Sponsor and certain other parties thereto (as may be amended, supplemented or otherwise modified from time to time).

(g)          “Control” (including the terms “Controlled by” and “under common Control with”) means the possession, directly or indirectly, or as trustee or executor, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities or the possession of voting power, as trustee or executor, by contract or otherwise.

(h)          “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(i)           “HKIAC” has the meaning ascribed to it in Section 5.2(b).

(j)           “HoldCo Shares” means the ordinary shares of HoldCo with a par value of US$0.0001 per share.

(k)          “Interim Investors Agreement” means that Interim Investors Agreement, dated on August 4, 2021, by and among HoldCo, the Sponsor and certain other parties thereto (as may be amended, supplemented or otherwise modified from time to time).

(l)           “Ordinary Shares” means the ordinary shares of the Company that are designated as “Ordinary Shares” with a par value of US$0.0001 per share.

(m)         “person” means individual, partnership, corporation, association, joint stock company, trust, joint venture, limited liability company, organization, entity or Governmental Entity.

(n)          “Representatives” means, with respect to any party, such party’s officers, directors, employees, shareholders, general partners, limited partners, accountants, consultants, financial and legal advisors, agents and other representatives.

2

(o)          “Rollover Closing” has the meaning ascribed to it in Section 2.3.

(p)          “Rollover Consideration” means, with respect to a Shareholder, the number of HoldCo Shares set forth in the column entitled “Rollover Consideration” opposite such Shareholder’s name on Schedule A hereto (as may be adjusted from time to time by the Sponsor in accordance with Section 4.5).

(q)          “Rollover Shares” means, with respect to a Shareholder, the portion of the Ordinary Shares Beneficially Owned by such Shareholder as of immediately prior to the Effective Time that are to be cancelled pursuant to the terms and conditions of this Agreement and the Merger Agreement, the number of which is set forth in the column entitled “Rollover Shares” opposite such Shareholder’s name on Schedule A hereto (as may be adjusted from time to time by the Sponsor in accordance with Section 4.5).

(r)           “Rules” has the meaning ascribed to it in Section 5.2(b).

(s)          “SEC” means the United States Securities and Exchange Commission.

(t)           “Sponsor” means New Frontier Public Holding Ltd., an exempted company incorporated with limited liability under the laws of the Cayman Islands.

(u)          “Transfer” means, directly or indirectly, to sell, transfer, offer, exchange, assign, pledge, encumber, hypothecate or otherwise dispose of (by merger, by tendering into any tender or exchange offer, by testamentary disposition, by operation of Law or otherwise), either voluntarily or involuntarily, or to enter into any contract, option or other agreement with respect to any sale, transfer, offer, exchange, assignment, pledge, encumbrance, hypothecation or other disposition.

Section 1.2      Interpretation. Unless the express context otherwise requires:

(a)          The words “hereof,” “herein” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, paragraph, exhibit and schedule references are to the articles, sections, paragraphs, exhibits and schedules of this Agreement unless otherwise specified. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” All terms defined in this Agreement shall have the defined meanings contained herein when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time, amended, qualified or supplemented, including (in the case of agreements and instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and all attachments thereto and instruments incorporated therein. References to a person are also to its permitted successors and assigns.

3

(b)          The captions, headings and arrangements used in this Agreement are for convenience only and do not in any way affect, limit, amplify or modify the terms and provisions hereof.

(c)          With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

ARTICLE II
ROLLOVER SHARES

Section 2.1      Cancellation of Rollover Shares. Subject to the terms and conditions set forth herein, each Shareholder agrees and undertakes to each of HoldCo and the Rollover Vehicle that its Rollover Shares shall be cancelled at the Effective Time for no consideration from the Company. Each Shareholder shall take all actions necessary (including such action as may be required by HoldCo or the Rollover Vehicle) to cause its Rollover Shares to be treated as set forth herein.

Section 2.2      Subscription of Rollover Consideration. At or immediately prior to the Closing, in consideration for the cancellation of the Rollover Shares held by a Shareholder in accordance with Section 2.1 and without prejudice to any additional HoldCo Shares that such Shareholder may receive in respect of any cash contributions, HoldCo shall issue or cause to be issued to the Rollover Vehicle (or such other entity mutually acceptable to Holdco and such Shareholder), and the Rollover Vehicle shall, and such Shareholder shall cause the Rollover Vehicle (or such other entity mutually acceptable to Holdco and such Shareholder) to subscribe for, such Shareholder’s Rollover Consideration. Each Shareholder hereby acknowledges and agrees that (i) delivery of such Rollover Consideration shall constitute complete satisfaction of all obligations towards or sums due to such Shareholder by HoldCo and its Affiliates in respect of the Rollover Shares held by such Shareholder and cancelled at the Effective Time as contemplated by Section 2.1 above, and (ii) such Shareholder shall have no right to any consideration as provided in the Merger Agreement in respect of the Rollover Shares held by such Shareholder.

Section 2.3      Rollover Closing. Subject to the satisfaction in full (or waiver, if permissible) of all of the conditions set forth in the Merger Agreement (other than conditions that by their nature are to be satisfied or waived, as applicable, at the Closing), the closing of the subscription by and issuance to the Rollover Vehicle (or such other entity mutually acceptable to Holdco and such Shareholder) of the Rollover Consideration contemplated hereby shall take place at or immediately prior to the Closing or at such other time as agreed by the Rollover Vehicle and HoldCo (the “Rollover Closing”). For the avoidance of doubt, the cancellation of Rollover Shares shall only take place at the Effective Time in accordance with Section 2.1, notwithstanding the fact that the Rollover Closing may take place prior to the Effective Time.

Section 2.4      Deposit of Rollover Shares. No later than three (3) Business Days prior to the Rollover Closing, each Shareholder and any Representative of such Shareholder holding certificates evidencing any Rollover Shares shall deliver or cause to be delivered to HoldCo all certificates representing such Rollover Shares in such person’s possession, for disposition in accordance with the terms of this Agreement; such certificates and documents shall be held by HoldCo or any agent authorized by HoldCo until the Rollover Closing. To the extent that any Rollover Shares of a Shareholder are held in street name, such Shareholder shall execute such instruments and take such other actions, in each case, as are reasonably requested by HoldCo to reflect or give effect to the cancellation of such Rollover Shares in accordance with this Agreement and the Merger Agreement.

4

Section 2.5      Tax Treatment. Solely for U.S. federal income tax purposes, the parties hereto agree to treat the cancellation of the Rollover Shares pursuant to Section 2.1 and the issuances of Holdco Shares pursuant to Section 2.2 as contributions that are governed by Sections 351 or 721 of the Code, as applicable. Solely for U.S. federal income tax purposes, the parties hereto shall not take any action inconsistent therewith unless otherwise required pursuant to a final “determination” as defined in Section 1313 of the Code.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

Section 3.1      Representations and Warranties of the Shareholders. Each Shareholder represents and warrants to HoldCo, severally and not jointly, and solely as to itself and its Rollover Shares, as of the date of this Agreement and as of the Rollover Closing:

(a)          Capacity; Authorization; Validity of Agreement; Necessary Action. Such Shareholder has the legal capacity and all requisite power and authority to execute and deliver this Agreement and perform such Shareholder’s obligations hereunder and to consummate the transactions contemplated by this Agreement (excluding, for the avoidance of doubt, any obligations and transactions under or contemplated by the Merger Agreement that are not set forth in this Agreement). This Agreement has been duly authorized (if applicable), executed and delivered by such Shareholder and, assuming this Agreement constitutes a valid and binding obligation of HoldCo, constitutes a legal, valid and binding agreement of such Shareholder enforceable against such Shareholder in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights and to general equity principles (regardless of whether considered in a proceeding in equity or at law) (the “Bankruptcy and Equity Exception”).

(b)          Ownership. Such Shareholder is the Beneficial Owner of and has good and valid title to the Rollover Shares set forth opposite such Shareholder’s name in Schedule A hereto, free and clear of any Liens, other than any Liens arising under the memorandum or articles of association of the Company and transfer restrictions imposed by generally applicable securities Laws. Except publicly disclosed in filings made by such Shareholder with the SEC as of the date hereof, such Shareholder is and will be the sole record holder and Beneficial Owner of its Rollover Shares and has (i) the sole voting power, (ii) the sole power of disposition and (iii) the sole power to agree to all of the matters set forth in this Agreement with respect to its Rollover Shares.

(c)          Non-Contravention; No Conflicts. Except as would not, individually or in the aggregate, be expected to be adverse to the ability of such Shareholder to timely perform any of its obligations hereunder in any material respect, (i) other than compliance with its obligations under Section 13(d) or any other applicable requirements under the Exchange Act or under the applicable rules or regulations of the listing authorities or stock exchange(s) where the shares of such Shareholder or any of its Affiliates is listed or traded, no filing or notice by such Shareholder with or to any Governmental Entity, and no authorization, consent, permit or approval from any Governmental Entity or any other person is necessary for the execution and delivery of this Agreement by such Shareholder or the performance by such Shareholder of such Shareholder’s obligations herein, (ii) the execution and delivery of this Agreement by such Shareholder do not, and the performance by such Shareholder of such Shareholder’s obligations under this Agreement and the consummation by such Shareholder of the transactions contemplated by this Agreement (excluding, for the avoidance of doubt, any obligations and transactions under or contemplated by the Merger Agreement that are not set forth in this Agreement), will not (1) conflict with, or result in any violation or breach of, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, cancellation or acceleration of any obligation or loss of any material benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any person under, or result in the creation of any Lien upon such Shareholder’s assets or properties under, any provision of (A) any contract, agreement or other instrument to which the Shareholder is party or by which any of such Shareholder’s assets or properties is bound, or (B) any judgment, order, injunction, decree or Law applicable to such Shareholder or such Shareholder’s assets or properties or (2) other than compliance with its obligations under Section 13(d) or any other applicable requirements under the Exchange Act, require any consent of, registration, declaration or filing with, notice to or permit from any Governmental Entity.

5

(d)          No Inconsistent Agreements. Such Shareholder has not taken any action that would constitute a breach hereof, make any representation or warranty of such Shareholder set forth in this ARTICLE III untrue or incorrect in any material respect or have the effect of preventing or disabling such Shareholder from performing in any material respect any of its obligations under this Agreement. Such Shareholder understands and acknowledges that HoldCo and its Affiliates have expended, and are continuing to expend, time and resources in connection with the Merger in reliance upon such Shareholder’s execution and delivery of this Agreement and the representations, warranties, covenants and other agreements of such Shareholder contained herein.

(e)          No Finder’s Fees. No broker, investment banker, financial advisor, finder, agent or other person is entitled to any broker’s, finder’s, financial adviser’s or other similar fee or commission in connection with this Agreement based upon arrangements made by or on behalf of the Shareholder in his or her capacity as such.

(f)           No Action. There are no proceedings, claims, actions, suits or governmental or regulatory investigations pending or, to the knowledge of such Shareholder, threatened against such Shareholder that could impair the ability of such Shareholder to timely perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

(g)          Opportunity of Inquiry. Such Shareholder has been afforded the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, Representatives of HoldCo and its Affiliates concerning the terms and conditions of the transactions contemplated hereby and the merits and risks of owning HoldCo Shares and such Shareholder acknowledges that it has been advised to discuss with its own counsel the meaning and legal consequences of such Shareholder’s representations and warranties in this Agreement and the transactions contemplated hereby.

6

Section 3.2      Representations and Warranties of HoldCo. HoldCo represents and warrants to each Shareholder, as of the date of this Agreement and as of the Rollover Closing, except for any representation or warranty that by its terms specifically addresses a matter only as of a particular date or only with respect to a specific period of time, as of such date or with respect to such period:

(a)          It is an exempted company duly incorporated, validly existing and in good standing under the Laws of the Cayman Islands. It has all corporate power and authority to execute, deliver and perform this Agreement. The execution and delivery by it of this Agreement, the performance by it of its obligations hereunder and the consummation by it of the transactions contemplated by this Agreement (excluding, for the avoidance of doubt, any obligations and transactions under or contemplated by the Merger Agreement, including the Merger) have been duly and validly authorized by it, and no other actions or proceedings on its part are necessary to authorize the execution and delivery by it of this Agreement, the performance by it of its obligations hereunder or the consummation by it of the transactions contemplated by this Agreement (excluding, for the avoidance of doubt, any obligations and transactions under or contemplated by the Merger Agreement, including the Merger). This Agreement has been duly executed and delivered by it and, assuming this Agreement constitutes a valid and binding obligation of each Shareholder, constitutes a legal, valid and binding agreement of it enforceable against it in accordance with its terms, subject to the Bankruptcy and Equity Exception.

(b)          Except as would not, individually or in the aggregate, be expected to be adverse to its ability to timely perform any of its obligations hereunder in any material respect, the execution and delivery of this Agreement by it do not, and the performance by it of its obligations under this Agreement and the consummation by it of the transactions contemplated by this Agreement (excluding, for the avoidance of doubt, any obligations and transactions under or contemplated by the Merger Agreement, including the Merger), will not (a) conflict with, or result in any violation or breach of, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, cancellation or acceleration of any obligation or loss of any material benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any person under, or result in the creation of any Lien upon its assets or properties under, any provision of (i) any contract, agreement or other instrument to which it is party or by which any of its assets or properties is bound, or (ii) any judgment, order, injunction, decree or Law applicable to it or its assets or properties, or (b) other than compliance with its obligations under Section 13(d) or any other applicable requirements under the Exchange Act, require any consent of, registration, declaration or filing with, notice to or permit from any Governmental Entity or other third person.

(c)          The HoldCo Shares to be issued under this Agreement will, as of immediately prior to the Rollover Closing, have been duly and validly authorized and when issued and delivered in accordance with the terms hereof at the Rollover Closing, will be validly issued, fully paid and nonassessable, free and clear of all Liens, other than restrictions arising under applicable securities Laws or the organizational documents of HoldCo.

7

(d)          At and immediately after the Rollover Closing, the authorized share capital of HoldCo shall consist of 500,000,000 HoldCo Shares, of which, assuming the due performance by each Shareholder of its obligations under this Agreement, the HoldCo Shares as set forth in Schedule A (as may be adjusted pursuant to the Interim Investors Agreement and to be recalculated based on the actual subscription price of each HoldCo Share) to be issued pursuant to the terms herein, together with the HoldCo Shares to be issued pursuant to the Support Agreement, any Additional Rollover Agreements (as defined under the Interim Investors Agreement) and the Equity Commitment Letters (as may be adjusted pursuant to the Interim Investors Agreement), shall be all of the HoldCo Shares outstanding at and immediately after the Rollover Closing. Except as set forth in the preceding sentence or otherwise agreed to by the Parties in writing and except for the HoldCo Options and HoldCo RSU Awards to be issued pursuant to the Merger Agreement, at and immediately after the Rollover Closing, there shall be (i) no outstanding share capital of or voting or equity interest in HoldCo, (ii) no options, warrants, or other rights to acquire any share capital of or voting or equity interest in HoldCo, (iii) no outstanding securities exchangeable or exercisable for or convertible into share capital of or voting or equity interest in HoldCo, and (iv) no outstanding rights to acquire or obligations to issue any such options, warrants, other rights or securities of HoldCo.

(e)          Parent is wholly-owned by HoldCo.

(f)           Merger Sub is wholly-owned by Parent.

ARTICLE IV
OTHER COVENANTS

Section 4.1      Prohibition on Transfer.

(a)          Without the prior written consent of HoldCo, each Shareholder covenants and agrees not to Transfer any of its Rollover Shares. Any attempted Transfer of shares or any interest therein, in violation of this Section 4.1 shall be null and void.

(b)          With respect to each Shareholder, this Agreement and the obligations hereunder shall attach to the Rollover Shares and shall be binding upon any person to which legal or Beneficial Ownership shall pass, whether by operation of Law or otherwise, including, the Shareholder’s successors or assigns. No Shareholder may request that the Company or the Company’s transfer agent or warrant agent, as applicable, register the Transfer of (book-entry or otherwise) any or all of the Rollover Shares (whether represented by a certificate or uncertificated), unless such Transfer is made in compliance with this Agreement. Notwithstanding any Transfer of Rollover Shares, the transferor shall remain liable for the performance of all of the obligations of the Shareholder under this Agreement.

Section 4.2      Share Dividends, etc. In the event of a reclassification, recapitalization, reorganization, share split (including a reverse share split) or combination, exchange or readjustment of shares, or other similar transaction, or if any share dividend, subdivision or distribution (including any dividend or distribution of securities convertible into or exchangeable for Ordinary Shares) is declared, in each case affecting the Rollover Shares, the term “Rollover Shares” shall be deemed to refer to and include such shares as well as all such share dividends and distributions and any securities of the Company into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.

8

Section 4.3      No Inconsistent Agreements. Without the prior written consent of HoldCo, no Shareholder shall (a) enter into any contract or other instrument, option or other agreement (except this Agreement) with respect to, or consent to, a Transfer of, any of the Rollover Shares, Beneficial Ownership thereof or any other interest therein, (b) create or permit to exist any Lien that could prevent such Shareholder from complying with the obligations under this Agreement, other than any restrictions imposed by applicable Law on such Rollover Shares, or (c) take any action, directly or indirectly, that would or would reasonably be expected to (i) result in a breach hereof, (ii) make any representation or warranty of the Shareholder set forth in ARTICLE III untrue or incorrect in any material respect or (iii) prevent, impede or, in any material respect, interfere with, delay or adversely affect the performance by such Shareholder of its obligations under, or compliance by such Shareholder with the provisions of, this Agreement.

Section 4.4      Public Disclosure. None of the parties hereto shall issue any press release or make any other public statement with respect to the transactions contemplated by this Agreement without the prior written consent of HoldCo (at the direction of the Sponsor), except as such release or statement may be required by Law, a court of competent jurisdiction, a regulatory body or international stock exchange, and then only after (a) the form and terms of such disclosure have been provided to HoldCo for its review and comment, and (b) notice has been provided to HoldCo and HoldCo had a reasonable opportunity to comment thereon, in each case to the extent legally permissible. Notwithstanding the above, each Shareholder agrees to permit the Company and the other Shareholders to publish and disclose in all documents filed by the Company or any such other Shareholder with the SEC in connection with the Transactions, its and its respective Affiliates’ identity and beneficial ownership of its Rollover Shares or other equity securities of the Company and the nature of such Shareholder’s commitments, arrangements and understandings under this Agreement, the Equity Commitment Letters, the Limited Guarantees, the Interim Investors Agreement, the Support Agreement or any other agreement or arrangement to which it (or any of its Affiliates) is a party relating to the Transactions (including a copy thereof), to the extent required by applicable Law or the SEC (or its staff) or by mutual agreement between the Company and HoldCo (at the direction of the Sponsor).

Section 4.5      Adjustment of Rollover Shares. Notwithstanding anything herein to the contrary (but subject to the proviso in this Section 4.5), the Sponsor may, at its discretion and from time to time prior to the Closing, adjust the number of Rollover Shares of any Shareholder (and correspondingly make proportional adjustments to the number of Rollover Consideration of such Shareholder as set forth against its name in the column entitled “Rollover Consideration” of Schedule A hereto) by written notice to such Shareholder, whereupon such adjustments shall be deemed final and binding on all parties hereto, provided that the Sponsor may not, pursuant to this Section 4.5, increase the number of Rollover Shares of any Shareholder to be more than the total number of Shares Beneficially Owned by such Shareholder. Each party hereto shall take all actions reasonably requested by the Sponsor (including, to the extent permitted by the Merger Agreement, amending this Agreement) to give full force and effect to such adjustments.

Section 4.6      Waiver of Dissenter Rights. Each Shareholder hereby irrevocably and unconditionally waives, and agrees to cause to be waived and to prevent the exercise of, any dissenters’ rights, rights of appraisal and any similar rights relating to the Merger and any other transactions contemplated by the Merger Agreement that such Shareholder or any other person may have by virtue of, or with respect to, any of the Rollover Shares (including any rights under Section 238 of the CICL).

9

ARTICLE V
MISCELLANEOUS

Section 5.1      Termination. As between HoldCo, on the one hand, and a Shareholder or the Rollover Vehicle, on the other hand, this Agreement and all obligations hereunder (other than as set forth in the following sentence) shall automatically terminate on the earliest to occur of (i) the consummation of the Merger, and (ii) the termination of the Merger Agreement in accordance with its terms. Upon termination of this Agreement, the rights and obligations of HoldCo, on the one hand, and such Shareholder or the Rollover Vehicle, on the other hand, will terminate and become of no further force or effect without further action by either of them except for the provisions of ARTICLE V, which will survive such termination indefinitely. For the avoidance of doubt, the termination of this Agreement shall not relieve any party of liability for any breach prior to such termination.

Section 5.2      Governing Law and Venue.

(a)          This Agreement shall be interpreted, construed and governed by and in accordance with the Laws of the State of New York without regard to the conflicts of law principles thereof that would subject such matter to the Laws of another jurisdiction, except that the following matters arising out of or relating to this Agreement shall be interpreted, construed, performed, enforced and governed by and in accordance with the Laws of the Cayman Islands in respect of which the parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of the courts of the Cayman Islands: the Merger, the rights provided in Section 238 of the CICL, the fiduciary or other duties of the board of directors of the Company and the internal corporate affairs of the Company.

(b)          Subject to the exception for jurisdiction of the courts of the Cayman Islands in Section 5.2(a), any Actions arising out of or in any way relating to this Agreement shall be submitted to the Hong Kong International Arbitration Centre (“HKIAC”) and resolved in accordance with the Arbitration Rules of HKIAC in force at the relevant time and as may be amended by this Section 5.2 (the “Rules”). The place of arbitration shall be Hong Kong Special Administrative Region of the People’s Republic of China. The official language of the arbitration shall be English and the tribunal shall consist of three arbitrators (each, an “Arbitrator”). The claimant(s), irrespective of number, shall nominate jointly one Arbitrator; the respondent(s), irrespective of number, shall nominate jointly one Arbitrator; and a third Arbitrator will be nominated jointly by the first two Arbitrators and shall serve as chairman of the arbitration tribunal. In the event the claimant(s) or respondent(s) or the first two Arbitrators shall fail to nominate or agree the joint nomination of an Arbitrator or the third Arbitrator within the time limits specified by the Rules, such Arbitrator shall be appointed promptly by the HKIAC. The arbitration tribunal shall have no authority to award punitive or other punitive-type damages. The award of the arbitration tribunal shall be final and binding upon the disputing parties. Any party to an award may apply to any court of competent jurisdiction for enforcement of such award and, for purposes of the enforcement of such award, the parties irrevocably and unconditionally submit to the jurisdiction of any court of competent jurisdiction and waive any defenses to such enforcement based on lack of personal jurisdiction or inconvenient forum.

10

(c)          Notwithstanding the foregoing, the parties hereby consent to and agree that in addition to any recourse to arbitration as set out in Section 5.2(b), any party may, to the extent permitted under the rules and procedures of the HKIAC, seek an interim injunction or other form of relief from the HKIAC as provided for in its Rules. Such application shall also be governed by, and construed in accordance with, the Laws of the State of New York.

Section 5.3      Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person or upon confirmation of receipt (or, in the case of electronic mail, when no error message is generated) when transmitted by facsimile transmission or by electronic mail or on receipt after dispatch by registered or certified mail, postage prepaid, addressed, or on the next Business Day if transmitted by international overnight courier, in each case to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

if to HoldCo or the Rollover Vehicle, to:

Unit 3004, Garden Square

No. 968, Beijing West Road, Jing’An

Shanghai, China
Attention: Carl Wu

E-mail: carl@new-frontier.com

with a required copy to (which shall not constitute notice):

Simpson Thacher & Bartlett LLP
3901 China World Tower

1 Jianguomenwai Avenue

Beijing 100004, China

Attention:	Yang Wang
E-mail:	Yang.Wang@stblaw.com

if to a Shareholder, at the address set forth on the signature page of such Shareholder hereto.

Section 5.4      Amendment. This Agreement may not be amended, modified or supplemented except by an instrument in writing signed by HoldCo and each Shareholder. Notwithstanding anything to the contrary in this Agreement, none of this Section 5.4 and the other provisions with respect to which the Company is made a third-party beneficiary shall be amended or waived without the Company’s prior written consent.

Section 5.5      Extension; Waiver. HoldCo, on the one hand, and a Shareholder, on the other hand, may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained in this Agreement or in any document delivered under this Agreement or (c) waive compliance with any of the covenants or conditions contained in this Agreement. Any agreement on the part of a party to any extension or waiver shall be valid only if specifically set forth in an instrument in writing signed by such party. The failure of any party to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege under this Agreement.

11

Section 5.6      Entire Agreement. This Agreement, together with the Consortium Agreement, the Merger Agreement, the Equity Commitment Letters, the Limited Guarantees, the Interim Investors Agreement, the Support Agreement and other agreements referenced herein, constitutes the sole and entire agreement of each Shareholder or any of its Affiliates, on the one hand, and HoldCo or any of its Affiliates, on the other hand, with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to such subject matter. Notwithstanding the foregoing, in the event of any conflict between the provisions of this Agreement and the provisions of the Consortium Agreement, the provisions of this Agreement shall prevail.

Section 5.7      Third-Party Beneficiaries. This Agreement is for the sole benefit of, shall be binding upon, and may be enforced solely by HoldCo and each Shareholder, and nothing in this Agreement, express or implied, is intended to or shall confer upon any person (other than HoldCo and each Shareholder) any legal or equitable right, benefit or remedy of any nature whatsoever, provided that the Sponsor is hereby made a third party beneficiary for the purpose of Section 4.4 and Section 4.5 to the extent to enforce the rights granted to the Sponsor thereunder; provided further, that the Company is an express third-party beneficiary of the obligations of the Shareholders pursuant to ARTICLE II, ARTICLE IV and this ARTICLE V and shall be entitled to specific performance of the terms thereof, including an injunction or injunctions to prevent breaches of this Agreement by the parties thereto, in addition to any other remedy at law or equity.

Section 5.8      Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any party or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

Section 5.9      Rules of Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any provisions of this Agreement.

Section 5.10    Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by operation of Law (including, but not limited to, by merger or consolidation) or otherwise by any of the parties without the prior written consent of the other parties, provided that HoldCo may assign its rights (but not obligations) in connection with a permitted assignment of the Merger Agreement by HoldCo in accordance with its terms without the prior written consent of the other parties. Any assignment in violation of the preceding sentence shall be void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and assigns.

12

Section 5.11    Specific Performance. The parties hereto agree that the obligations imposed on them in this Agreement are special, unique and of an extraordinary character and irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly each party to this Agreement (a) shall be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the forum described in Section 5.2, without proof of damages or otherwise, this being in addition to any other remedy at law or in equity, and (b) hereby waives any requirement for the posting of any bond or similar collateral in connection therewith. Each party hereto agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that (i) any other party has an adequate remedy at law or (ii) an award of specific performance is not an appropriate remedy for any reason at law or equity.

Section 5.12    Shareholder Capacity. Notwithstanding anything contained in this Agreement to the contrary, each Shareholder is signing this Agreement solely and only in such Shareholder’s capacity as Beneficial Owner of its Rollover Shares and, accordingly, (i) the representations, warranties, covenants and agreements made herein by a Shareholder are made solely with respect to such Shareholder and its Rollover Shares, (ii) nothing herein shall limit or affect any actions taken by such Shareholder in his capacity as a director or officer of the Company (or a Subsidiary of the Company), including participating in his capacity as a director or officer of the Company in any discussions or negotiations with the Buyer Consortium, and (iii) no action taken in good faith by such Shareholder in his capacity as a director or officer of the Company (or a Subsidiary of the Company) shall be deemed to constitute a breach of this Agreement. Nothing contained herein, and no action taken by such Shareholder pursuant hereto, shall be deemed to constitute the parties as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the parties hereto are in any way acting in concert or as a group with respect to the obligations or the transactions contemplated by this Agreement.

Section 5.13    No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in HoldCo any direct or indirect ownership or incidence of ownership of or with respect to any Rollover Shares. All rights, ownership and economic benefits of and relating to the Rollover Shares shall remain vested in and belong to the relevant Shareholder, and HoldCo shall have no authority to direct such Shareholder in the voting or disposition of any of the Rollover Shares, in each case, except to the extent expressly provided herein.

Section 5.14    Costs and Expenses. Except as provided otherwise in the Interim Investors Agreement, all costs and expenses (including all fees and disbursements of counsel, accountants, investment bankers, experts and consultants to a party) incurred in connection with this Agreement shall be paid by the party incurring such costs and expenses.

Section 5.15    Counterparts. This Agreement may be executed and delivered (including by electronic or facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement; provided, however, that if any of the Shareholders fails for any reason to execute, or perform their obligations under, this Agreement, this Agreement shall remain effective as to all parties executing this Agreement.

[Remainder of Page Intentionally Left Blank]

13

IN WITNESS WHEREOF, each of the undersigned has duly executed this Agreement as of the date first written above.

UNICORN II HOLDINGS LIMITED

By:	/s/ Carl Wu
Name:	Carl Wu
Title:	Authorized Signatory

[Project Unicorn II - Signature Page to Rollover Agreement]

IN WITNESS WHEREOF, each of the undersigned has duly executed this Agreement as of the date first written above.

HMJ HOLDINGS III LIMITED

By:	/s/ Carl Wu
Name:	Carl Wu
Title:	Authorized Signatory

[Project Unicorn II - Signature Page to Rollover Agreement]

IN WITNESS WHEREOF, each of the undersigned has duly executed this Agreement as of the date first written above.

ABUNDANT ELEGANT LIMITED

By:	/s/ PENG Ching
Name:	PENG Ching
Title:	Director

[Project Unicorn II - Signature Page to Rollover Agreement]

IN WITNESS WHEREOF, each of the undersigned has duly executed this Agreement as of the date first written above.

SHELL ELECTRIC HOLDINGS LIMITED

By:	/s/ Yung, Kwok Kee Billy
Name:	Yung, Kwok Kee Billy
Title:	Chairman and Chief Executive

[Project Unicorn II - Signature Page to Rollover Agreement]

IN WITNESS WHEREOF, each of the undersigned has duly executed this Agreement as of the date first written above.

DOMENICK LIMITED

By:	/s/ HUI Siu Wai
Name:	HUI Siu Wai
Title:	Director

[Project Unicorn II - Signature Page to Rollover Agreement]

IN WITNESS WHEREOF, each of the undersigned has duly executed this Agreement as of the date first written above.

NICE CLASS HOLDINGS LIMITED

By:	/s/ So Kar Wai Don
Name:	So Kar Wai Don
Title:	Director

[Project Unicorn II - Signature Page to Rollover Agreement]

IN WITNESS WHEREOF, each of the undersigned has duly executed this Agreement as of the date first written above.

VICTORY PHOENIX LIMITED

By:	/s/ YEUNG Siu Tung Tony
Name:	YEUNG Siu Tung Tony
Title:	Director

[Project Unicorn II - Signature Page to Rollover Agreement]

IN WITNESS WHEREOF, each of the undersigned has duly executed this Agreement as of the date first written above.

PRESTIGE FORTUNE HOLDINGS LIMITED

By:	/s/ Zhang He
Name:	Zhang He
Title:	Director

[Project Unicorn II - Signature Page to Rollover Agreement]

IN WITNESS WHEREOF, each of the undersigned has duly executed this Agreement as of the date first written above.

LANDPORT VENTURES LIMITED

By:	/s/ Xuanjuan Xiao
Name:	Xuanjuan Xiao
Title:	Director

[Project Unicorn II - Signature Page to Rollover Agreement]

IN WITNESS WHEREOF, each of the undersigned has duly executed this Agreement as of the date first written above.

TIMES CAPITAL ASSET HOLDINGS LIMITED

By:	/s/ CHAN Hing Tat
Name:	CHAN Hing Tat
Title:	Director

[Project Unicorn II - Signature Page to Rollover Agreement]

IN WITNESS WHEREOF, each of the undersigned has duly executed this Agreement as of the date first written above.

DRAGON MARK GROUP LIMITED

By:	/s/ CHAN Hing Tat
Name:	CHAN Hing Tat
Title:	Director

[Project Unicorn II - Signature Page to Rollover Agreement]

IN WITNESS WHEREOF, each of the undersigned has duly executed this Agreement as of the date first written above.

FINEARTH PROPERTIES LIMITED

By:	/s/ Ho Hau Chong Norman
Name:	Ho Hau Chong Norman
Title:	Director

[Project Unicorn II - Signature Page to Rollover Agreement]

IN WITNESS WHEREOF, each of the undersigned has duly executed this Agreement as of the date first written above.

LONGCLIFFE INVESTMENT LIMITED

By:	/s/ TUNG Chee Chen
Name:	TUNG Chee Chen
Title:	Director

[Project Unicorn II - Signature Page to Rollover Agreement]

IN WITNESS WHEREOF, each of the undersigned has duly executed this Agreement as of the date first written above.

NEW EVER INVESTMENT LTD

By:	/s/ Ming Lin
Name:	Ming Lin
Title:	Director

[Project Unicorn II - Signature Page to Rollover Agreement]

IN WITNESS WHEREOF, each of the undersigned has duly executed this Agreement as of the date first written above.

Ashley Wen CHEN

By:	/s/ Ashley Wen CHEN

[Project Unicorn II - Signature Page to Rollover Agreement]